                                                                    EXHIBIT 4.10

                                 EXECUTION COPY


              SECOND AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT


          This SECOND AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this

"Agreement"), dated as of February 9, 1999, by and among Wasserstein Perella
----------
Partners, L.P., a Delaware limited partnership ("WPLP"), Wasserstein Perella
                                                 ----
Offshore Partners, L.P., a Delaware limited partnership ("WPOP"), WPPN, Inc., a
                                                          ----
Delaware corporation ("WPPN"), the Michael J. Biondi Voting Trust (together with
                       ----
WPLP, WPOP and WPPN, "WP"), Bradley J. Wechsler ("Wechsler"), Richard L. Gelfond
                      --                          --------
("Gelfond" and, together with Wechsler, the "GW Shareholders") and Imax
  -------                                    ---------------
Corporation, a corporation organized under the laws of Canada (the "Company").
                                                                    -------


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, WP is the beneficial holder of common shares of the Company ("Common Shares");
  -------------

          WHEREAS, the GW Shareholders are the beneficial holders of Common Shares and options to purchase Common Shares ("Options"); and
                                               -------

          WHEREAS, certain of the parties hereto entered into an Amended and Restated Shareholders' Agreement dated June 16, 1994 (the "1994 Shareholders'
                                                           ------------------
Agreement") and now desire to further amend such agreement;
---------

          WHEREAS, contemporaneously herewith, certain of the parties hereto are entering into an Amended and Restated Standstill Agreement (the "1999 Standstill
                                                                 ---------------
Agreement") and a Registration Rights Agreement (the "1999 Registration Rights
---------                                             ------------------------
Agreement").
---------

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.  Definitions.
                      -----------

          The terms set forth below shall have the following definitions:

          "1994 Shareholders' Agreement" has the meaning set forth in the
           ----------------------------
Recitals hereto.

          "1998 Employment Agreements" means the employment agreements dated as
           --------------------------
     of July 1, 1998 between the Company and each of Gelfond and Wechsler.
          "1999 Registration Rights Agreement" has the meaning set forth in the
           ----------------------------------
     Recitals hereto.

          "1999 Standstill Agreement" has the meaning set forth in the Recitals
           -------------------------
hereto.

          "Acceptance Notice" has the meaning set forth in Section 2(b) hereof.
           -----------------

          "Affiliate" of any Person means a Person that directly, or indirectly
           ---------
     through one or more intermediaries, controls, is controlled by or is under common control with such Person, and, in the case of a Person who is a natural person, such natural person's family, including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships, and any personal representatives. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling", "controlled by", and "under common control with") another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

          "Best Efforts" shall mean an undertaking by a party to perform or
           ------------
     satisfy an obligation or duty or otherwise act in a manner calculated to obtain the intended result; provided, that the foregoing shall not include
                                 --------
     efforts which require the performing party to, among other things, expend any funds in an amount disproportionate, unreasonably burdensome or otherwise unreasonable under the circumstances or to institute litigation.

                    "Come-Along Notice" has the meaning set forth in Section
                     -----------------
          2(c) hereof.

          "Common Shares" has the meaning set forth in the Recitals hereto.
           -------------

          "Company" has the meaning set forth in the introductory paragraph
           -------
     hereto.

          "Convertible Notes" means the 5 3/4% Convertible Subordinated Notes
           -----------------
     due April 1, 2003 issued by the Company.

          "Designated Directors" has the meaning set forth in Section 3(c)(i).
           --------------------

          "Exempted Transfer" has the meaning set forth in Section 2(d) hereof.
           -----------------

          "Gelfond" has the meaning set forth in the introductory paragraph
           -------
     hereto.

          "GW Designated Director" has the meaning set forth in Section 3(c)(iv)
           ----------------------
          hereof.

          "GW Shareholders" has the meaning set forth in the introductory
           ---------------
     paragraph hereto.

          "GW Shareholders' Standstill Agreement" has the meaning set forth in
           -------------------------------------
     Section 3(c)(iv) hereof.

          "GW Shares" means (i) all Common Shares beneficially owned by the GW
           ---------
     Shareholders and their Affiliates, including, without limitation, all restricted Common Shares, all Common Shares subject to outstanding Options and warrants and all Common Shares subject to options to be granted pursuant to Section 1(h) of the 1998 Employment Agreements, (ii) all Liquidation Shares and (iii) all Phantom Shares.

          "Independent Person" means an individual who, at all times during such
           ------------------
     person's term as a director of the Company, meets each of the following three criteria: (a) an individual who is not, and has not previously been within the past three years, an employee of the Company, Wasserstein & Co., any Affiliate of the Company or Wasserstein & Co. or any entity in which Wasserstein & Co., the GW Shareholders or any of their Affiliates owns or previously has owned more than five percent of the outstanding voting securities or other ownership interests; (b) an individual who does not have, and has not had, any substantial business relationship with and has not been a partner with, employee of, or a service provider to, the Company, Wasserstein & Co., the GW Shareholders or any of their respective Affiliates within the past three years; and (c) an individual who will not, through relationship, business dealings or otherwise, be susceptible to influence from the Company, Wasserstein & Co., the GW Shareholders or any of their respective Affiliates.

          "IPO Closing" means the closing of the Company's initial public
           -----------
     offering of Common Shares.

          "IPO Shares" means the Liquidation Shares and the Common Shares,
           ----------
     including Common Shares subject to Options and warrants, beneficially owned by the parties on the date of the IPO Closing, subject to adjustment to reflect any stock dividend, stock split, reverse stock split, recapitalization or other similar transaction after the IPO Closing.

          "Liquidation Shares" means, for purposes of this Agreement only, the
           ------------------
     deemed equivalent of 180,000 Common Shares held by the GW Shareholders representing the rights of the GW Shareholders to receive special bonuses pursuant to their employment agreements dated as of March 1, 1994, until such special bonuses are paid.

          "Options" has the meaning set forth in the Recitals hereto.
           -------

          "Person" means any individual, corporation, partnership, joint
           ------
     venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

          "Phantom Shares" means, for purposes of this Agreement only, the
           --------------
     deemed equivalent of 30,000 Common Shares held by the GW Shareholders representing the right to receive certain payments pursuant to Section 1(g) of the 1998 Employment Agreements, until such payments are made.

          "Prospective Transferee" has the meaning set forth in Section 2(b)
           ----------------------
     hereof.

          "Replacement Director" has the meaning set forth in Section 3(c)(iii)
           --------------------
     hereof.

          "resident Canadian" has the meaning as defined in Section 2(1) of the
           -----------------
     Canada Business Corporations Act, as amended.

          "Securities" means the Common Shares, the Convertible Notes, Options
           ----------
     and any securities of the Company entitled to vote generally in the election of directors or any securities convertible into or exchangeable for any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Shareholders" means the GW Shareholders together with WP.
           ------------

          "Subsidiary" means any corporation or other entity of which securities
           ----------
     or other ownership interests having ordinary voting power to elect a majority of the board of directors or their equivalents of such Person shall, at the time as of which any determination is being made, be owned by the Company, either directly or through Subsidiaries.

          "Take-Along Notice" has the meaning set forth in Section 2(b) hereof.
           -----------------

          "transfer" has the meaning set forth in Section 2(a) hereof.
           --------

          "Wasserstein & Co." means Wasserstein & Co., Inc., a Delaware
           -----------------
          corporation.

          "Wechsler" has the meaning set forth in the introductory paragraph
           --------
     hereto.

          "WP" has the meaning set forth in the introductory paragraph hereto.
           --

          "WP Employee Designees" has the meaning set forth in Section 3(b)(i)
           ---------------------
     hereof.

          "WP Shares" means all outstanding Common Shares owned by WP and its
           ---------
     Affiliates and all Common Shares owned by current or former limited partners of WPLP or WPOP and over which WP or its Affiliates retain both dispositive power and a right to control voting on all matters submitted to the shareholders of the Company.

          "WPLP" has the meaning set forth in the introductory paragraph hereto.
           ----

          "WPOP" has the meaning set forth in the introductory paragraph hereto.
           ----

          Section 2.  Restrictions on Transfers of Securities and Rights of Co-
                      --------------------------------------------------------
Sale.
----

          (a) Restrictions on Transfers of Securities.  No transfer, sale,
              ---------------------------------------
assignment, pledge or other hypothecation or disposition, voluntary or involuntary (each, a "transfer"), of Securities by any of the parties hereto
                      --------
shall be valid unless the terms and conditions of this Agreement shall have been complied with. Any attempted transfer in violation of the terms and conditions of this Agreement shall be ab initio void.
                           -- ------

          (b) Take-Along Right.  If WP owns at least 10% of the IPO Shares owned
              ----------------
by it at the time of the IPO Closing and WP proposes to sell or transfer any Securities held by it

(including for these purposes WP Shares) in one or more related transactions which will result in a transfer by WP of 50% or more of the WP Shares outstanding at such time, then WP shall promptly give written notice thereof (a "Take-Along Notice") to the GW Shareholders at least 30 days prior to the
 -----------------
closing of such sale or transfer. The Take-Along Notice shall describe in reasonable detail the proposed sale or transfer by WP, including, without limitation, the number and type of the Securities to be sold or transferred, the name and address of the prospective purchaser or transferee of the Securities (a "Prospective Transferee"), the proposed amount and form of the consideration to
 ----------------------
be paid and the terms and conditions of payment thereof offered by the Prospective Transferee, that the Prospective Transferee has been informed of the take-along right in this Section 2(b) and has agreed to purchase Securities in accordance with the terms hereof and any other material terms or conditions of the sale or transfer. Each GW Shareholder shall have the right, exercisable upon written notice (the "Acceptance Notice") delivered to WP within 15 days
                          -----------------
after such receipt of the Take-Along Notice, to participate in such sale on the same terms and conditions as set forth in the Take-Along Notice. The Acceptance Notice shall state that such GW Shareholder wishes to transfer Securities to the Prospective Transferee on the terms described in the Take-Along Notice, and shall state the number of Securities thereof that such GW Shareholder wishes to include in the proposed transfer. If such GW Shareholder has delivered a timely Acceptance Notice it shall have the right to sell a number of Securities equal to the product obtained by multiplying (i) the aggregate number of Securities covered by the Take-Along Notice by (ii) a fraction the numerator of which is the number of GW Shares at the time of the sale or transfer and the denominator of which is the number of WP Shares and GW Shares at the time of such sale or transfer. Notwithstanding the foregoing, WP shall not be required to comply with the provisions of this Section 2(b) if the GW Shareholders have received an offer for their Securities on identical terms to those received by WP and WP and the GW Shareholders shall have had an opportunity to close on the offer on identical terms.

          (c) Come-Along Right.  If (i) WP holds at least 35% of the IPO Shares
              ----------------
held by it at the time of the IPO Closing, (ii) holders of a majority of the Securities desire to sell their

Securities and (iii) WP determines to sell or transfer all of the WP Shares in one or more related transactions and it would like to require the GW Shareholders to sell their Securities in such sale, then WP shall give written notice thereof (the "Come-Along Notice") to the GW Shareholders at least 20 days
                     -----------------
prior to such sale. Such notice shall describe in reasonable detail the proposed sale or transfer by WP, including, without limitation, the name and address of the Prospective Transferee, the number and type of the Securities proposed to be sold or transferred, the proposed amount and form of the consideration to be paid to WP in connection with such sale or transfer and the terms and conditions of payment of such consideration offered by the Prospective Transferee and any other material terms or conditions of the sale or transfer. Each GW Shareholder shall be required to sell all of its Securities to such third party or parties concurrently with the sale by WP of the WP Shares, on the terms and conditions approved by WP subject to the consideration to be received by each GW Shareholder being identical on a pro rata basis to the consideration being received by WP.

          (d) Exempted Transfers.  The provisions of Section 2 hereof shall not
              ------------------
apply to transfers of Securities (including for these purposes WP Shares) (i) by a party to an Affiliate of such party, (ii) pursuant to an effective registration statement under the Securities Act or under Rule 144 under the Securities Act (or any similar or successor rule), (iii) pursuant to a prospectus filed with any Canadian securities regulatory authority or qualified for distribution in any province of Canada or a distribution exempt from the prospectus and registration requirements under applicable Canadian law, (iv) upon the merger, consolidation or liquidation of a party or an Affiliate of such party, (v) in which a warrant or warrants are exercised for Common Shares, (vi) by WP to (a) any of its partners in accordance with its partnership agreement as then in effect or (b) to any employee partnership of which WP or any of its Affiliates is the general partner, or of which any of their respective executive officers is the general partner or to any such executive officer or (vii) by either GW Shareholder to a Person by will or the laws of descent and distribution or by gift of any kind for tax or estate planning purposes (each, an "Exempted Transfer"). Notwithstanding the foregoing, each party to this
    -----------------
Agreement agrees that it will not directly or indirectly make any Exempted Transfer of any Securities held by such party pursuant to clause (i) or (vii) of the first sentence of this Section 2(d) or pursuant to clause (vi) of the first sentence of this Section 2(d) if such partner is party to any agreement with WP or one of its Affiliates, or any other partner of WP or one of its Affiliates with respect to the voting or disposition of such Securities, unless, prior to the consummation of any such Exempted Transfer, the prospective transferee executes and delivers to the Company an agreement, in form and substance reasonably satisfactory to the Company, whereby such prospective transferee confirms that, with respect to the Securities that are the subject of such transfer, it shall be deemed to be a party to this Agreement for the purposes of this Agreement and agrees to be bound by all the terms of this Agreement. Upon the execution and delivery by such prospective transferee of the agreement referred to in the immediately preceding sentence, such prospective transferee shall be deemed a party to this Agreement for the purposes of this Agreement, and shall, except as provided below, have the rights and be subject to the obligations of a party to this Agreement with respect to the Securities transferred to such prospective transferee. Notwithstanding the foregoing, any transferee of any of the Securities of the GW Shareholders (other than to a Person in a transfer of Securities of the type referred to in clause (i) or
(vii) of the first sentence of this Section 2(d)) shall not succeed to any of the GW Shareholder's rights pursuant to this Agreement other than pursuant to
Section 3 hereof and any transferee of any of WP's Securities (including for these purposes WP Shares) (other than to a Person in a transfer of Securities of the type referred to in clause (i) or (vi) of the first sentence of this Section
2(d) or to a Person pursuant to a transfer in which WP retains the voting interest, if any, in the Securities transferred and a significant economic interest in the Company) shall not succeed to any of WP's rights pursuant to this Agreement other than pursuant to Section 3 hereof.

          Section 3.  Certain Agreements.
                      ------------------

          (a) Composition of Board of Directors.  The GW Shareholders shall have
              ---------------------------------
the right to be elected, and each of WP and the GW Shareholders shall have the right to designate individuals to be elected, as directors and officers of the Company as provided in this Section 3.

          (b)  (i)  WP Designees for the Board of Directors.  WP shall be
                    ---------------------------------------
entitled to, but not required to, designate individuals as directors of the Company as follows: (x) so long as there are 3,685,759 or more WP Shares, six nominees for director, of which (A) three may be employees of WP and its Affiliates ("WP Employee Designees"), and (B) three shall be Independent Persons
             ---------------------
and, so long as the Company is required to have "resident Canadian" directors, resident Canadians; (y) so long as there are 1,842,879 or more but less than 3,685,759 WP Shares, four nominees for director, of which (A) two may be WP Employee Designees, and (B) two shall be Independent Persons and, so long as the Company is required to have "resident Canadian" directors, "resident Canadians" and (z) so long as there are more than 921,439 but less than 1,842,879 WP Shares, two nominees for director of which (A) one may be a WP Employee Designee, and (B) one shall be an Independent Person and, so long as the Company is required to have "resident Canadian" directors, a "resident Canadian." The designees of WP who are Independent Persons shall be approved by the GW Shareholders, which approval will not be unreasonably withheld. WP agrees that one of its initial designees who is an Independent Person shall be Murray Koffler. The GW Shareholders hereby approve of Mr. Koffler.

          (ii) GW Shareholders Designees for the Board of Directors. Gelfond and
               ----------------------------------------------------
Wechsler each shall be entitled to be a director of the Company so long as (x) he serves as either Co-Chief Executive Officer or Chief Executive Officer of the Company or (y) the GW Shareholders own more than 375,000 GW Shares. The GW Shareholders shall collectively be entitled to, but not required to, designate individuals as directors of the Company as follows: (x) so long as the GW Shareholders own 1,628,000 or more GW Shares, three nominees for director, all of whom shall be Independent Persons and, so long as the Company is required to have "resident Canadian" directors, "resident Canadians"; (y) so long as the GW Shareholders own 1,075,000 or more and less than 1,628,000 GW Shares, two nominees for director, both of whom shall be Independent Persons and, so long as the Company is required to have "resident

Canadian" directors, "resident Canadians"; and (z) if the GW Shareholders own at least 375,000 but less than 1,075,000 GW Shares, one nominee for director who shall be an Independent Person and, so long as the Company is required to have "resident Canadian" directors, a "resident Canadian." WP shall have the right to approve each individual, other than the GW Shareholders, designated by the GW Shareholders to serve as a director, such approval to be in WP's sole discretion for the first individual designated to serve each such position, and thereafter, not to be unreasonably withheld by WP. The GW Shareholders agree that one of their initial designees who is an Independent Person shall be Gary Girvan. WP hereby approves the designation of Mr. Girvan; provided, however, that such
                                               --------  -------
approval shall not establish a precedent for the interpretation of Independent Person.

          (iii) Each of WP and the GW Shareholders shall only designate pursuant to Section 3(b)(i) or (ii) individuals who they believe in good faith
(A) are qualified to serve as directors of the Company and (B) meet the criteria established in such sections.

          (c) (i) Each of WP and the GW Shareholders shall use its Best Efforts to cause each of the individuals designated in accordance with Sections 3(b)(i), 3(b)(ii) and 3(c)(ii) (the "Designated Directors") to be elected or
                                     --------------------
appointed as a director of the Company at the appropriate meeting of shareholders of the Company following the date hereof and prior to the expiration of the 1999 Standstill Agreement, such Best Efforts to include, without limitation, voting all of its Common Shares in favor of each person designated to serve as a director in accordance with this Section 3. Each of WP and the GW Shareholders shall reasonably cooperate with each other to allocate the Designated Directors among the three terms of office for directors. If, at the time of the mailing of the proxy materials for the Company's 1999 Annual Shareholders' Meeting, either WP or the GW Shareholders have not designated all of the individuals they are entitled to designate pursuant to Section 3(b) hereof, such party shall be entitled to designate such individuals as promptly as practicable after the Company's 1999 Annual Shareholders' Meeting. In furtherance of the foregoing, the parties hereto shall thereafter cooperate to elect or appoint such individuals as directors of the Company in an orderly and timely fashion.

          (ii) If any of the Designated Directors shall at any time cease to meet any of the qualifications specified in Section 3(b) of this Agreement (e.g., he shall no longer be an Independent Person or "resident Canadian"),
 ----
then, each of WP and the GW Shareholders shall use its Best Efforts to cause such Designated Director to resign or otherwise to be removed as a director of the Company. In addition, if the number of GW Shares or WP Shares drops below any numerical thresholds set forth in Section 3(b), then the GW Shareholders and WP each shall use its Best Efforts to cause one or more directors to resign or to be removed as a director so that the number of Designated Directors designated by WP or the GW Shareholders drops to a number corresponding with the then current shareholdings of WP or the GW Shareholders, as the case may be, and the Company, WP and the GW Shareholders each shall use its Best Efforts to cause such person to be replaced as a director by an individual nominated by the Nominating Committee; provided, however, that in the event that the number of WP
                      --------  -------
Shares drops below 3,685,759 one of the two WP Designated Directors to be replaced as a result shall be replaced by an Independent Person who shall be designated by WP and approved by the GW Shareholders, such approval not to be unreasonably withheld.

          (iii) Until such time as the 1999 Standstill Agreement expires, in the event of the resignation, death, disqualification under the Canada Business Corporations Act or of the expiration of the term of any Designated Director or Replacement Director or the removal of any Designated Director or Replacement Director pursuant to the first sentence of Section 3(c)(ii) of this Agreement, the party who designated such director shall have the right to designate a replacement for such director who meets the qualifications set forth in Section 3(b) of this Agreement (who may, in the case of the expiration of the term of any Designated Director or Replacement Director, be the existing director) (a

"Replacement Director") if the then current share ownership of such party would
---------------------
entitle such party to designate a number of Independent Persons, or, in the case of WP, WP Employee Designees, that exceeds the aggregate number of such directors designated by such person who are then serving as such directors following such resignation or removal, and each of WP and the GW Shareholders shall use its Best Efforts to cause each of the individuals designated in accordance with this Section 3(c)(iii) to be elected or appointed as a director of the Company, such Best Efforts to include, without limitation, voting all Common Shares in favor of each such individual.

          (iv) In the event that WP does not extend the term of the 1999 Standstill Agreement, the GW Shareholders may, at their option to be exercised within the 10 business day period following the expiration of the 1999 Standstill Agreement, enter into a standstill agreement with the Company (the

"GW Shareholders' Standstill Agreement") on the terms set forth in Sections 1,
--------------------------------------
2, 3 and 5 of the 1999 Standstill Agreement, which agreement shall have a term of one year subject to the ability of the GW Shareholders from time to time to extend the term of such agreement beyond such termination for additional one year terms until March 1, 2004 upon written notice delivered to the Company and WP within 10 business days prior to the expiration of the term as it may be extended from time to time. Until such time as the GW Shareholders' Standstill Agreement expires, in the event of the resignation, death, disqualification under the Canada Business Corporations Act or of the expiration of the term of any Designated Director who had been designated by the GW Shareholders or any Replacement Director who had been designated by the GW Shareholders, (each of whom, having been designated by the GW Shareholders, a "GW Designated Director")
                                                        ----------------------
or the removal of any GW Designated Director pursuant to the first sentence of
Section 3(c)(ii) of this Agreement, the GW Shareholders shall have the right to designate a replacement for such director who meets the qualifications set forth in Section 3(b) of this Agreement if the then current share ownership of the GW Shareholders would entitle them to designate a number of Independent Persons that exceeds the aggregate number of such directors designated by the GW Shareholders who are then serving as such directors following such resignation or removal, and WP shall use its Best Efforts to cause each of the individuals designated in accordance with this Section 3(c)(iv) to be elected or appointed as a director of the Company, such Best Efforts to include, without limitation, voting all Common Shares in favor of each such individual.

          (d) The Company shall, and each of WP and the GW Shareholders shall use its Best Efforts to cause the Company to, establish a nominating committee of the Board of Directors of the Company (the "Nominating Committee"),
                                               --------------------
consisting of two directors, one designated by WP and one designated by the GW Shareholders.

          (e) Chairman of the Board; Committees of the Board of Directors.
              -----------------------------------------------------------

          (i) Subject to the approval of the GW Shareholders, such approval not to be unreasonably withheld, WP shall be entitled to designate a WP Employee Designee for appointment by the Board as the Non-Executive Chairman of the Board of the Company, so long as there are at least 2,948,607 WP Shares. The GW Shareholders hereby approve the designation of Michael J. Biondi as the Non-Executive Chairman of the Board and will use their Best Efforts to ensure his appointment by the Board. If Mr. Biondi shall no longer hold such position, WP shall then present to the GW Shareholders three individuals to replace him and the GW Shareholders shall select one of such individuals for appointment as the Non-Executive Chairman of the Board of the Company and the GW Shareholders will use their Best Efforts to ensure his appointment by the Board.

          (ii) So long as either Gelfond or Wechsler serves as a Co-Chief Executive Officer or Chief Executive Officer, he shall also be entitled to be appointed to serve as a Co-Chairman or Chairman of the Company and WP shall use its Best Efforts to ensure his appointment by the Board.

          (iii) The duties and powers of the Non-Executive Chairman of the Board and the Co-Chief Executive Officers shall be as set forth in the Bylaws of the Company, including without limitation, the requirement that the following actions be approved by the Non-Executive Chairman of the Board and at least one of the Co-Chief Executive Officers: (x) setting the dates and times of the meetings of the Board and the shareholders of the Company (other than the Board's normal quarterly meetings and annual shareholder meetings, which shall be established by the Board), (y) setting the agenda of such meetings and (z) appointing members of the committees of the Board other than persons designated by WP and the GW Shareholders pursuant to Section 3(e)(iv) below. The Co-Chief Executive Officers shall preside at meetings of the Board and the shareholders of the Company. None of Gelfond, Wechsler or the Non-Executive Chairman of the Board may use the rights granted pursuant to this Section 3(e) to frustrate the interests of the Company.

          (iv) Each of WP and the GW Shareholders shall have the right to designate one individual director to serve on each committee of the Board. Each such person shall meet the requirements of the NASDAQ National Market System and The Toronto Stock Exchange and any other exchange on which the Common Shares are traded, and no person serving on the compensation committee shall be an employee of the Company.

          (f) CEO Advisors.  Each of WP and the GW Shareholders shall use its
              ------------
Best Efforts to cause there to no longer be CEO Advisors as of the date on which all of the WP Employee Designees are elected as directors of the Company. Thereafter, none of WP or the GW Shareholders shall take any action to reestablish the CEO Advisors.

          Section 4.  Miscellaneous.
                      -------------

          (a) Binding Effect.  Unless otherwise provided herein, the provisions
              --------------
of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective successors, assigns and transferees.

          (b) Entire Agreement.  This Agreement, together with the 1999
              ----------------
Standstill Agreement and the 1999 Registration Rights Agreement, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to the subject matter hereof, including, without limitation, the 1994 Shareholders' Agreement and the Standstill Agreement dated June 16, 1994 among the Company and certain of the parties hereto.

          (c) Amendments, Etc.  This Agreement can be amended, supplemented or
              ---------------
changed, and any provision hereof can be waived, only by written instrument signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

          (d) Severability.  If any provision of this Agreement is invalid or
              ------------
unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          (e) Descriptive Headings.  The descriptive headings of this Agreement
              --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          (f) Notices.  All communications provided for under this Agreement
              -------
shall be in writing and shall be delivered by hand, by telecopy, telegram or telex, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given on the day of such hand delivery thereof or the third business day after such mailing:

          If to WPLP, WPOP, WPPN or
          the Michael J. Biondi Voting Trust, to such party:

          c/o Wasserstein Perella Management Partners, Inc.
          31 West 52nd Street
          26th Floor
          New York, New York  10019
          Telecopier:  (212) 969-7836
          Attention:  W. Townsend Ziebold

          with a copy to:

          Stikeman, Elliott
          Suite 5300
          Commerce Court West
          Toronto, Ontario
          M5L1B9
          Telecopier:  (416) 947-0866
          Attention:  Marvin Yontef/Mihkel Voore
          and a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY  10022
          Telecopier:  (212) 735-2000
          Attention: Robert Chilstrom/Avinash Ganatra

          If to Wechsler, to:

          Bradley J. Wechsler
          88 East Middle Patent Road
          Bedford, New York  10506

          with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York  10022
          Telecopier:  (212) 848-7179
          Attention:  Peter D. Lyons

          If to Gelfond, to:

          Richard L. Gelfond
                    2 Squabble Lane
          Southampton, New York  11969

          with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York  10022
          Telecopier:  (212) 848-7179
          Attention:  Peter D. Lyons

          If to the Company, to:

          Imax Corporation
          110 East 59th Street
          Suite 2100
          New York, New York  10022
          Telecopier:  (212) 371-5510
          Attention:  Chief Executive Officer

          with a copy to:

          Imax Corporation
          2525 Speakman Drive
          Mississauga, Ontario
          L5K 1B1 Canada
          Telecopier:  (905) 403-6468
          Attention: Corporate Secretary

          and a copy to:

          McCarthy Tetrault
          Suite 4700
          Toronto Dominion Bank Tower
          Toronto Dominion Centre
          Toronto, Ontario
          M5K 1E6 Canada
          Telecopier:  (416) 868-0673
          Attention:  Garth M. Girvan
          and a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York  10022
          Telecopier:  (212) 848-7179
          Attention:  Peter D. Lyons

or to such other Persons or at such other addresses as shall be furnished by any such party by like notice given to the other parties of this Agreement.

          (g) Governing Law.  This Agreement shall be governed by, and construed
              -------------
in accordance with, the laws of the Province of Ontario and the laws of Canada without regard to principles of conflicts of laws.

          (h) Injunctive Relief.  The Company and the Shareholders recognize
              -----------------
that in the event they fail to perform, observe or discharge any of their respective obligations or liabilities under this Agreement, no remedy at law will provide adequate relief to the injured parties, and agree that the injured parties shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without being required to post a bond or other security.

          (i) Termination. The provisions of this Agreement shall terminate on
              -----------
March 1, 2004, except as otherwise provided therein.

          (j) Limitation of Liability.  No personal liability or responsibility
              -----------------------
of either GW Shareholder or any partner or shareholder of WP shall at any time be enforceable against either GW Shareholder or any partner or shareholder of WP on account of any representation, warranty, undertaking, covenant or agreement made by it hereunder, either express or implied, all such personal liability, if any, being expressly waived by each party to this Agreement and by all

Persons claiming by, through or under any such party, provided that any party
                                              --------
to this Agreement making claim hereunder may realize upon the Securities held by either the GW Shareholder and each partner or shareholder of WP at such time for satisfaction of the same.

          (k) Execution in Counterparts.  This Agreement may be executed and
              -------------------------
delivered (including by facsimile transmission) in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.NYDOCS02/435926 14

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

                              WASSERSTEIN PERELLA PARTNERS, L.P.

                              By  WASSERSTEIN PERELLA MANAGEMENT
                                    CK PARTNERS, INC., its General Partner

                                 By:  /s/ W. Townsend Ziebold
                                      -----------------------
                                    Name:  W. Townsend Ziebold
                                    Title: Vice President

                              WASSERSTEIN PERELLA OFFSHORE
                                 PARTNERS, L.P.

                              By WASSERSTEIN PERELLA MANAGEMENT
                                    CK PARTNERS, INC., its General Partner

                                 By:  /s/ W. Townsend Ziebold
                                      -----------------------
                                    Name:  W. Townsend Ziebold
                                    Title: Vice President

                              WPPN, INC.

                                 By:  /s/ James C. Kingsbury
                                      ----------------------
                                    Name:  James C. Kingsbury
                                    Title:  Treasurer and Secretary

                              MICHAEL J. BIONDI VOTING TRUST

                                 By:  /s/ James C. Kingsbury
                                      ----------------------
                                    Name:  James C. Kingsbury
                                    Title: Attorney-in-Fact

                              /s/ Richard L Gelfond
                              ---------------------
                              Richard L. Gelfond

                              /s/ Bradley J. Wechsler
                              ------------------------
                              Bradley J. Wechsler

                              IMAX CORPORATION

                                 By:  /s/ John M. Davison
                                      -------------------
                                    Name:  John M. Davison
                                    Title:  Director


                                 By:  /s/ Garth M. Girvan
                                      -------------------
                                    Name:  Garth M. Girvan
                                    Title:  Director